Exhibit 10.1

NARA BANCORP, INC.

2007 EQUITY INCENTIVE PLAN

NOTICE OF AWARD GRANT AND AGREEMENT

Name:	Option Number:
Address:	Plan Name:	2007 Equity Incentive Plan
Employee ID:

Effective __________, 20__, (“Grant Date”), you have been granted [qualified/non-qualified] option to purchase ___________(                    ) shares of Nara Bancorp, Inc. common stock at an Exercise Price of $ ______ per share pursuant to the Nara Bancorp, Inc. 2007 Equity Incentive Plan (the “Plan”). All capitalized terms that are used in this Agreement that are not defined herein have the meanings defined in the Plan. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. A copy of the Plan and the Prospectus is attached to this Notice and Agreement. The terms and conditions of the Plan are incorporated herein by this reference.

Subject to the terms and conditions of the Plan, this Option shall vest over a period of             ( ) years from the Grant Date as follows:

Vesting in ______ ( ) equal installments of ____________ shares per year commencing on __________, 20__. This Option shall expire ten (10) years from the Grant Date.

By accepting this grant and exercising any portion of the Option, you represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

Please return a signed copy of this Notice of Stock Option Grant and Agreement to the Human Resources Manager, and retain a copy for your records.

Dated: ___________________

For Nara Bancorp, Inc.

Min J. Kim, President